As filed with the Securities and Exchange Commission on
                           September 8, 1998
                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                        FARMERS CAPITAL BANK CORPORATION

                               Kentucky 61-1017851

                              202 West Main Street
                            Frankfort, Kentucky 40601

                        FARMERS CAPITAL BANK CORPORATION
                         NONQUALIFIED STOCK OPTION PLAN

                          James H. Childers, Secretary
                        Farmers Capital Bank Corporation
                              1 Farmers Bank Plaza
                            Frankfort, Kentucky 40601
                                 (502) 227-1600

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Title of Securities to   Amount to be           Proposed maximum       Proposed maximum       Amount of
be registered            registered(1)          offering price per     aggregate offering     registration fee
                                                share(2)               price(1)(2)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock, par        450,000                $24.50                 $11,025,000            $3,252.38
value $0.125 per share
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

         (1) On January 26, 1998, the Company's Board of Directors approved a two-for-one stock split of its Common Stock and directed that the Common Stock offered under the Company's Nonqualified Stock Option Plan be adjusted accordingly. The amount of Common Stock to be registered hereunder is, therefore, double the amount of Common Stock originally contemplated under the Plan.

         (2) Based upon the Company's two-for-one stock split of its Common Stock on January 26, 1998, the offering price per share of stock registered hereunder is one-half of the offering price of the stock originally contemplated under the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of information of Farmers Capital Bank Corporation, and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Farmers Capital Bank Corporation (the "Company") with the Commission are incorporated herein by reference:

               (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

               (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended on March 31, 1998;

               (iii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended on June 30, 1998; and

               (iv) the Company's Current Report on Form 8-K dated January 30, 1998; and

               (v) the description of the Company's common stock contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the Common Stock offered hereby has been passed upon by James H. Childers, Esq., Executive Vice President, Secretary and General Counsel of the Company. Mr. Childers currently owns beneficially 15,604.16 shares of Common Stock of the Company and will be entitled to acquire an additional 20,000 shares of Common Stock pursuant to the Plan.

Item 6.  Indemnification of Directors and Officers

         Sections 271B.8-500 through 580 of the Kentucky Business Corporation Act contain detailed provisions for indemnification of directors and officers of Kentucky corporations against judgments, penalties, fines, settlements and reasonable expenses in connection with litigation. Under Kentucky law, the provisions of a company's articles and by-laws may govern the indemnification of officers and directors in lieu of the indemnification provided for by statute. The Company has elected to indemnify its officers and directors pursuant to its Articles, and its By-laws, as amended, rather than to have such indemnification governed by the statutory provisions.

         Article XII of the Company's Articles limits the liability of each and all of the directors to the greatest extent permitted by law. The Company's By-laws require indemnification of officers and directors of the Company under certain circumstances.

         The Company has purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) the Company against certain costs which it might be required to pay by way of indemnification of its directors or officers under its Articles or By-laws, or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by the Company. In addition, the Company has purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which the Company, or the fiduciaries under its employee benefit plans, which may include its directors, officers and employees, might be required to pay as a result of a breach of fiduciary duty.

Item 7.  Exemption from Registration Claimed

         Not Applicable.


Item 8.  Exhibits

          Company's Amended and Restated Articles of Incorporation, as filed on December 14, 1982, incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 (the "June 30, 1998 Quarterly Report").

          Company's Articles of Amendment to its Articles of Incorporation, as filed on April 8, 1986, incorporated by reference to Exhibit 3(i) to the June 30, 1998 Quarterly Report.

          Company's Articles of Amendment to its Articles of Incorporation, as filed on May 12, 1987, incorporated by reference to Exhibit 3(i) to the June 30, 1998 Quarterly Report.

          Company's Articles of Amendment to its Articles of Incorporation, as filed on May 9, 1989, incorporated by reference to Exhibit 3(i) to the June 30, 1998 Quarterly Report.

          Company's Articles of Amendment to its Articles of Incorporation, as filed on June 3, 1998, incorporated by reference to Exhibit 3(i) to the June 30, 1998 Quarterly Report.

          Company's  Amended and Restated  Bylaws  incorporated  by reference to
          Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

          Farmers Capital Bank Corporation Nonqualified Stock Option Plan (incorporated by reference to Appendix A to the Company's Proxy Statement filed electronically on March 31, 1998 (File No. 000-14412)).

          Opinion of James H. Childers, Esq.

          Consent of KPMG Peat Marwick LLP.

          Power of Attorney.

          Amendments to the Farmers Capital Bank Corporation Nonqualified Stock Option Plan dated August 24, 1998.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act") unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frankfort and Commonwealth of Kentucky on September 8, 1998.


                                            By:    /s/ James H. Childers
                                                   ---------------------
                                                   James H. Childers
                                                   Executive Vice President,
                                                   General Counsel and Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on September 8, 1998.

         Signature                  Title

/s/Charles S. Boyd
-------------------------     President, Chief Executive Officer and Director
Charles S. Boyd               (principal executive officer of the Registrant)


-------------------------     Chairman
Frank W. Sower, Jr.


-------------------------     Director
James E. Bondurant


-------------------------     Director
John P. Stewart


-------------------------     Director
Lloyd C. Hillard

/s/James H. Childers
-------------------------     Director
James H. Childers

/s/G. Anthony Busseni
-------------------------     Director
G. Anthony Busseni


-------------------------     Director
John D. Sutterlin

/s/Robert Roach Jr.
-------------------------     Director
Robert Roach, Jr.

/s/Harold G. Mays
-------------------------     Director
Harold G. Mays

/s/E. Bruce Dungan
-------------------------     Director
E. Bruce Dungan

/s/J. Barry Banker
-------------------------     Director
J. Barry Banker


-------------------------     Director
Cecil D. Bell, Jr.

/s/C. Douglas Carpenter
-------------------------    Vice President and CFO (principal
C. Douglas Carpenter          financial and accounting officer)




By:   /s/ James H. Childers
      ----------------------
      James H. Childers
      Attorney-in-Fact*

September 8, 1998

     *Original powers of attorney authorizing Charles S. Boyd and James H. Childers and each of them, to sign the Registration Statement and amendments thereto on behalf of the above-mentioned directors and officers of the
Registrant have been filed with the Commission as Exhibit 24 to this Registration Statement.

                                  EXHIBIT INDEX

Exhibit No.                  Description


     4.1 Company's Amended and Restated Articles of Incorporation, as filed on December 14, 1982, incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 (the "June 30, 1998 Quarterly Report").

     4.2 Company's Articles of Amendment to its Articles of Incorporation, as filed on April 8, 1986, incorporated by reference to Exhibit 3(i) to the June 30, 1998 Quarterly Report.

     4.3 Company's Articles of Amendment to its Articles of Incorporation, as filed on May 12, 1987, incorporated by reference to Exhibit 3(i) to the June 30, 1998 Quarterly Report.

     4.4 Company's Articles of Amendment to its Articles of Incorporation, as filed on May 9, 1989, incorporated by reference to Exhibit 3(i) to the June 30, 1998 Quarterly Report.

     4.5 Company's Articles of Amendment to its Articles of Incorporation, as filed on June 3, 1998, incorporated by reference to Exhibit 3(i) to the June 30, 1998 Quarterly Report.

     4.6  Company's  Amended and Restated  Bylaws  incorporated  by reference to
          Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     4.7 Farmers Capital Bank Corporation Nonqualified Stock Option Plan (incorporated by reference to Appendix A to the Company's Proxy Statement filed electronically on March 31, 1998 (File No. 999-14412)).

     5    Opinion of James H. Childers, Esq.

    23.1  Consent of KPMG Peat Marwick LLP

    23.2  Consent of James H. Childers, Esq. (included as part of Exhibit 5)

     24   Power of Attorney

     99 Amendments to Farmers Capital Bank Corporation Nonqualified Stock Option Plan dated August 24, 1998

                                   Exhibit 4.7
                        Farmers Capital Bank Corporation
                         Nonqualified Stock Option Plan



1.       PURPOSE

The purpose of this Farmers Capital Bank Corporation Nonqualified Stock Option Plan ("the Plan") is to provide a method whereby those key employees of Farmers Capital Bank Corporation and its affiliates (collectively, "the Company"), who are primarily responsible for the management and growth of the Company's business and who are presently making and are expected to make substantial contributions to the Company's future management and growth, may be offered incentives in addition to those presently available, and may be stimulated by increased personal involvement in the fortunes and success of the Company to continue in its service, thereby advancing the interests of the Company and its shareholders. Options granted to employees under the Plan are intended to be nonqualified stock options (NQSOS) under the Internal Revenue Code of 1986, as amended (the "Code"). The word "affiliate," as used in the Plan, means any corporation in any unbroken chain of corporations beginning or ending with the Company, if at the time of the granting of an option, each corporation other than the last in that chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.       ADMINISTRATION

The following provisions shall govern the administration of the Plan:

(a) Board or Committee Administration. The Plan shall be administered by the Board of Directors which may delegate its administrative powers and authority under the Plan, in whole or in part, to one or more duly appointed committees of the Board (including a committee described in Subsection 2(b) below.) The Board of Directors may from time to time remove members from or add members to the committee. Vacancies on the committee, however caused, shall be filled by the Board of Directors. The Board of Directors may designate a Chairman and Vice-Chairman of the committee from among the committee members. Acts of the committee (i) at a meeting, held at a time and place and in accordance with rules adopted by the committee, at which a quorum of the committee is present and acting, or (ii) reduced to and approved in writing by all members of the committee, shall be the valid acts of the committee.

(b) Special Rule for Officers and Directors. The grant of options to employees who are officers or directors of the Company may be made by and all discretion with respect to the material terms of the options may be exercised by either (i) the Board of Directors, or (ii) a duly appointed committee of the Board composed solely of two or more nonemployee directors having full authority to act in the matter.

(c) Designation. The Board of Directors and any committee(s) referred to in Subsection 2(a) or 2(b) is referred to hereinafter as the "Committee," except where otherwise expressly provided or where the context requires otherwise.

(d) Committee Powers. The Committee shall effect the grant of options under the Plan by execution of instruments in writing in a form approved by the Committee. Subject to the express terms and conditions of the Plan, the Committee shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or options and to make all other determinations necessary or advisable for the Plan's administration, including, without limitation, the power to:

(i) determine which persons meet the requirements of Section 3 hereof for selection as participants in the Plan;

(ii) determine to whom of the eligible persons, if any, options shall be granted under the Plan;

(iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto;

(iv) specify the number of shares to be covered by each option;

(v) determine the fair market value of shares of the Company's common stock for any purpose under the Plan;

(vi) take appropriate action to amend any option hereunder, provided that no such action may be taken without the written consent of the affected optionee;

(vii) cancel outstanding options and issue replacement options therefor with the consent of the affected optionee; and

(viii)  make  all  other  determinations   deemed  necessary  or  advisable  for
administering the Plan.

The Committee's determination on the foregoing matters shall be conclusive.

3.       ELIGIBILITY

The persons who shall be eligible to receive the discretionary grant of options under the Plan shall be those key employees and officers of the Company (including employees and officers of the Company who are also directors of the Company) selected for participation by the Committee ("Eligible Persons"). Notwithstanding any other provision of the Plan, no Eligible Person shall be granted options to purchase more than an aggregate number of shares of the Company's common stock under the Plan which the Company may determine from time to time, as adjusted pursuant to Section 7.

4.       THE SHARES

The shares of stock subject to options authorized to be granted under the Plan shall consist of 225,000 shares of the Company's $0.25 par value Common Stock (the "Shares"), or the number and kind of shares of stock or other securities which shall be substituted for the Shares or to which the Shares shall be adjusted as provided in Section 7 hereof. Upon the expiration or termination for any reason of an outstanding option under the Plan which has not been exercised in full, all unissued Shares thereunder shall again become available for the grant of options under the Plan. Shares of the Company's common stock which are
(i) delivered by an optionee in payment of the exercise  price of an option,  or
(ii) delivered by an optionee, or withheld by the Company from the shares otherwise due upon exercise of an option, in satisfaction of applicable withholding taxes, shall again become available for the grant of options under the Plan.

5.       NONQUALIFIED STOCK OPTION TERMS AND CONDITIONS

Each option granted under the Plan shall be authorized by action of the Committee and shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

(a) Exercise Price. The exercise price of each option shall be $49.00, which equals one hundred percent (100%) of the fair market value of a Share of the Company on the date September 9, 1997.

(b) Duration of Options. No option shall be exercisable after the expiration of ten (10) years from the date on which that option is granted.

(c) Right to Exercise. Each nonqualified stock option shall become exercisable and vest according to the terms and conditions established by the Committee and reflected in the written agreement evidencing the option.

(d) Terminations of Options. If an optionee ceases to be an employee of the Company, his or her rights to exercise an option then held shall be only as follows:

DEATH: If an optionee dies while he or she is employed by the Company, the optionee's estate shall have the right for a period of six (6) months (or such longer period as the Committee may determine at the date of grant or during the term of the option) after the date of death to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

DISABILITY: If an optionee's employment with the Company ends because the optionee becomes disabled, the optionee or his or her qualified representative (in the event of the optionee's mental disability) shall have the right for a period of twelve (12) months after the date on which the optionee's employment ends to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

RESIGNATION: If an optionee voluntarily resigns from the Company, the optionee shall have the right for a period of three (3) months after the date of resignation to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

TERMINATION FOR REASONS OTHER THAN CAUSE: If an optionee's employment is terminated by the Company for reasons other than cause, the optionee shall have the right for a period of three (3) months after the date of termination to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. The termination of an optionee's employment by the Company will be for reasons other than cause if the termination is NOT due to an act by the optionee that is described below under "Termination for Cause."

TERMINATION FOR CAUSE: If an optionee's employment is terminated by the Company because the optionee is determined by the Committee to have committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage, or injury to the Company, or because the optionee has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has induced any client or customer of the Company to break any contract with the Company, has induced any principal for whom the Company acts as agent to terminate the agency relationship, or has engaged in any conduct that constitutes unfair competition with the Company, the optionee shall have the right no later than the date of termination to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised on this date, the option will terminate.

6.       ADDITIONAL TERMS AND CONDITIONS OF OPTIONS

The following terms and conditions shall apply to all options granted pursuant to the Plan:

(a) Exercise of Options. To the extent the right to purchase Shares has vested under an optionee's stock option agreement, options may be exercised from time to time by delivering payment therefor in cash, certified check, official bank check, or the equivalent thereof acceptable to the Company, together with written notice to the Company at the address specified in the written agreement evidencing the option. The written notice must identify the option or part thereof being exercised and specify the number of Shares for which payment is being tendered. An optionee may also exercise an option by the delivery and surrender of Shares which (i) have been owned by the optionee for at least six
(6) months or for such other period as the Committee may require; and (ii) have an aggregate fair market value on the date of surrender equal to the exercise price. In addition, an option may be exercised by delivering to the Company (i) an exercise notice instructing the Company to deliver the certificates for the Shares purchased to a designated brokerage firm; and (ii) a copy of irrevocable instructions delivered to the brokerage firm to sell the Shares acquired upon exercise of the option and to deliver to the Company from the sale proceeds sufficient cash to pay the exercise price and applicable withholding taxes arising as a result of the exercise. The sale of the Shares, must be a sale back to the Company.

The Company shall deliver to the optionee, without transfer or issue tax to the optionee (or other person entitled to exercise the option), at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for the Shares acquired under the option dated the date the option was validly exercised; provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. In addition, an option may be exercised by delivering to the Company an exercised notice instructing the Company to deliver the certificates for the Shares purchased to the optionee. The sale of the Shares, must be a sale back to the Company.

(b) Transferability of Options and Shares. Each option shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee, or in the event of disability, the optionee's qualified representative.

(c) Withholding. The Company shall have the right to condition the issuance of Shares upon exercise of an option upon payment by the optionee of any applicable taxes required to be withheld under federal, state or local tax laws or regulations in connection with the exercise. To the extent permitted in an optionee's stock option agreement, an optionee may elect to pay such tax by (i) requesting the Company to withhold a sufficient number of Shares from the total number of Shares issuable upon exercise of the option or (ii) delivering a sufficient number of Shares which have been held by the optionee for at least six (6) months (or such other period as the Committee may require) to the Company. This election is subject to approval or disapproval by the Committee. The value of Shares withheld or delivered shall be the fair market value of the Shares on the date the exercise becomes taxable as determined by the Committee.

(d) Fair Market Value of Shares. For any purposes under the Plan, fair market value per Share shall mean, where there is a public market for the Shares, the mean of the bid and asked prices (or the closing price if listed on a stock exchange or the NASDAQ National Market) of the Shares for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ Stock Market or the National Quotation Bureau). If this fair market value information is not available for the date of grant, then such information for the last preceding date for which it is available shall be considered as the fair market value.

(e) Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any optionee any right to continue in the employ or in the status as a director of the Company, nor limit in any way the right of the Company to terminate an optionee's employment at any time.

7.    ADJUSTMENT OF, AND CHANGES IN, THE SHARES

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding option, and the number of Shares which have been authorized for issuance under the Plan but as to which no options have yet been granted, as well as the price per Share covered by each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b) Dissolution, Liquidation, Sale, or Merger. In the event of a proposed dissolution or liquidation of the Company, options outstanding under the Plan shall terminate immediately before the consummation of such proposed action. The Board will, in such circumstances, provide written notice to the optionees of the expected dates of termination of outstanding options and consummation of the proposed dissolution or liquidation. In the event there is a change in control as defined below, all options granted under this Plan shall become fully vested. Change in control shall be defined as a change in ownership or control of the Company when any one person, or persons acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, possesses more than fifty percent of the total fair market value or total voting power of the stock of the Company. If any one person, or persons acting as a group, are considered to own more than fifty percent of the total fair market value of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in ownership of the Company.

In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation in a transaction in which the Company is not the surviving corporation, outstanding options may be assumed or equivalent options may be substituted by the successor corporation (or a parent or subsidiary of the successor corporation), unless the successor corporation does not agree to assume the options or to substitute equivalent options. If outstanding options are not assumed or substituted by equivalent options, all outstanding options shall fully vest upon the execution of a definitive agreement of the sale or merger of the Company (subject to the actual consummation of the sale or merger) and the Company shall provide written notice to the optionees of the expected dates of the consummation of the transaction. If the transaction is not consummated, unexercised options shall continue in accordance with their original terms.

(c) Notice of Adjustments, Fractional Shares. To the extent the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 7. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each holder of an option which was in fact so adjusted and the adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in this Section 7.

Any issue by the Company of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of Shares subject to the option, and no adjustment by reason thereof shall be made. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

8.       AMENDMENT AND TERMINATION OF THE PLAN

The Board shall have complete power and authority to terminate or amend the Plan. Except as provided in Section 7, no termination, modification or amendment of the Plan may, without the consent of optionees to whom options were previously granted under the Plan, adversely effect the rights of those optionees. Any consent required by the preceding sentence may be obtained in any manner deemed appropriate by the Committee.

The Plan, unless sooner terminated, shall terminate on a date which the Board may so specify. An option may not be granted under the Plan after the Plan is terminated.

9.       EFFECTIVENESS OF THE PLAN

The Plan is effective September 9, 1997, subject to the ratification by the Company's shareholders at the shareholder's meeting to be held in 1998.

10.      INFORMATION TO OPTIONEES

The Company shall provide to each optionee during the period for which he or she has one or more outstanding options, copies of all annual reports and all other information which is provided to shareholders of the Company. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure their access to equivalent information.

11.      PRIVILEGES OF STOCK OWNERSHIP, SECURITIES LAW COMPLIANCE

No optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to the optionee. The exercise of any option under the Plan shall be conditioned upon the registration of the Shares with the SEC and qualification of the options and underlying Shares under the Kentucky securities laws, unless in the opinion of counsel to the Company registration or qualification is not necessary. The Company shall diligently endeavor to comply with all applicable securities laws before any options are granted under the Plan and before any Shares are issued pursuant to the exercise of such options.

12.      INDEMNIFICATION

To the extent permitted by applicable law in effect from time to time, no member of the Board or the Committee shall be liable for any action or omission of any other member of the Board or Committee nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence. The Company shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Committee in any action against such person (whether or not the Company is joined as a party defendant) to impose liability or a penalty on such person for an act alleged to have been committed by such person while a director or member of the Committee arising with respect to the Plan or administration thereof or out of membership on the Committee or by the Company, or all or any combination of the preceding; provided the director or Committee member was acting in good faith, within what such director or Committee member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Company or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the Company by a shareholder or holder of a voting trust certificate representing shares of the Company. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or Committee member, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

Date Plan Approved by the Board: September 9, 1997
                                 -----------------

FARMERS CAPITAL BANK CORPORATION

BY: /s/ Charles S. Boyd
    -------------------
Charles S. Boyd
President and Chief Executive Officer

                                   Exhibit 5
                       OPINION OF JAMES H. CHILDERS, ESQ.

                                September 2, 1998


Farmers Capital Bank Corporation
1 Farmers Bank Plaza
Frankfort, Kentucky  40602

Ladies and Gentlemen:

         As Executive Vice President, General Counsel, and Secretary of Farmers Capital Bank Corporation, a Kentucky corporation (the "Company"), I have examined and am familiar with such documents, corporate records and other instruments as I have deemed necessary for the purposes of this opinion, including the Farmers Capital Bank Corporation Nonqualified Stock Option Plan (the "Plan"), the amendments thereto, the corporate proceedings of the Company taken to adopt the Plan, and the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission for registration under the Securities Act of 1933, as amended, of 450,000 shares of Common Stock, par value of $.125 per share, of ("Common Stock") to be distributed under the Plan.

         Based upon the foregoing, I am of the opinion that when certificates representing such shares of Common Stock have been duly executed, countersigned by a Transfer Agent, registered by a Registrar of the Company and paid in accordance with applicable law and delivered in accordance with the terms of the Plan, such shares of the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         I hereby consent to the use of my opinion for filing as an exhibit to the Registration Statement.

                                                              Very Truly Yours,

                                                           /s/ James H. Childers
                                                           ---------------------
                                                              James H. Childers

                                  Exhibit 23.1
                        Consent of KPMG Peat Marwick LLP






                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors
Farmers Capital Bank Corporation:



We consent to the incorporation by reference of our report dated January 15, 1998 on the consolidated balance sheet as of December 31, 1997 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 1997 of Farmers Capital Bank Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997.



                           /s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Louisville, Kentucky
September 8, 1998

                                   Exhibit 24
                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of FARMERS CAPITAL BANK CORPORATION, a Kentucky corporation, which is about to file a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, hereby constitutes and appoints Charles S. Boyd and James H. Childers, and each of them his true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Registration Statement and the exhibits thereto and any and all other documents in connection therewith with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Date:    September 2, 1998


/s/Charles S. Boyd
-------------------------    President, Chief Executive Officer and Director
Charles S. Boyd              (principal executive officer of the Registrant)


-------------------------    Chairman
Frank W. Sower, Jr.


-------------------------    Director
James E. Bondurant


-------------------------    Director
John P. Stewart


-------------------------    Director
Lloyd C. Hillard

/s/James H. Childers
-------------------------    Director
James H. Childers

/s/G. Anthony Busseni
-------------------------    Director
G. Anthony Busseni


-------------------------    Director
John D. Sutterlin

/s/Robert Roach Jr.
-------------------------    Director
Robert Roach, Jr.

/s/Harold G. Mays
-------------------------    Director
Harold G. Mays

/s/E. Bruce Dungan
-------------------------    Director
E. Bruce Dungan

/s/J. Barry Banker
-------------------------    Director
J. Barry Banker


-------------------------    Director
Cecil D. Bell, Jr.

/s/C. Douglas Carpenter
-------------------------    Vice President and CFO
C. Douglas Carpenter         (principal financial and accounting officer)

                                   Exhibit 99
           Amendments to Farmers Capital Bank Corporation Nonqualified
                     Stock Option Plan dated August 24, 1998


AMENDMENTS

These amendments adopted this 24th day of August, 1998, are to that certain Stock Option Plan adopted by the Board of Directors of Farmers Capital Bank Corporation on September 9, 1997 to wit:

     1. Amend Item 6(a) by deleting from the first literary paragraph thereof the last sentence which begins with the word "The" and ends with the word "Company".

     2. Further amend Item 6(a) by deleting from the second literary paragraph thereof the last sentence which begins with the word "The" and ends with the word "Company".

     3. Amend Item 6(d) by adding a sentence at the end thereof as follows, "The definition contained in this paragraph shall pertain only to future grants."



FARMERS CAPITAL BANK CORPORATION



/s/ Charles S. Boyd
-------------------
Charles S. Boyd, President and Chief Executive Officer


Date: August 24, 1998
      ---------------


I, James H. Childers, Secretary of Farmers Capital Bank Corporation, due hereby certify that each of the participants in the Stock Option Plan gave written consent to the above amendments.



/s/ James H. Childers
---------------------
James H. Childers, Secretary


Date: 8/24/98
     --------------